Exhibit 99.1

Immersion Corporation Reports Second Quarter 2023 Results

GAAP Net Income of $7.0 million or $0.21 per diluted share

Non-GAAP Net Income of $9.1 million or $0.28 per diluted share

Repurchased 1.3% of shares outstanding

Declares Fourth Consecutive Quarterly Dividend

AVENTURA FL, August 11, 2023 – Immersion Corporation (NASDAQ: IMMR), a leading developer and provider of technologies for haptics, today reported financial results for the second quarter ended June 30, 2023.

Second Quarter Financial Summary:

•	Total revenues of $7.0 million, compared to $8.0 million in the second quarter of 2022. Royalty and license revenues were $6.9 million, compared to $7.9 million in the second quarter of 2022.

•	GAAP net income was $7.0 million, or $0.21 per diluted share, compared to GAAP net loss of $1.8 million, or $0.05 per diluted share, in the second quarter of 2022.

•	GAAP operating expenses of $3.9 million in the second quarter of 2023, flat compared to the second quarter of 2022. Non-GAAP operating expenses of $2.5 million in the second quarter of 2023, compared to Non-GAAP operating expenses of $2.9 million in the second quarter of 2022. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

•	Non-GAAP net income was $9.1 million, or $0.28 per diluted share in the second quarter of 2023, compared to non-GAAP net loss of $1.1 million, or $0.03 per diluted share in the second quarter of 2022.

•	Repurchased 413,696 shares in the second quarter of 2023 (1.3% of shares outstanding at June 30, 2023) at an average price of $6.88 per share.

“We are pleased with our quarterly performance in the face of continued macroeconomic pressures,” said Eric Singer, Chairman and CEO. “During the quarter we leveraged our robust balance sheet to make share repurchases, retiring 1.3% of our shares outstanding. We also extended our share repurchase program by twelve months through December 29, 2024. Our stockholders’ equity increased by $4.3 million sequentially and $12.3 million year-to-date while providing $3.9 million and $5.1 million, respectively, in stock repurchases and dividends.”

“We continue to vigorously pursue patent infringement lawsuits against Meta, Valve, and Xiaomi as we execute our long-term strategy of enforcing our intellectual property, renewing key license agreements and leveraging our significant balance sheet strength to pursue thoughtful capital allocation.” Singer added.

The fourth quarterly dividend will be paid on October 27, 2023 to shareholders of record on October 16, 2023. Future quarterly dividends will be subject to further review and approval by the Board of Directors (the “Board”) in accordance with applicable law.  The Board reserves the right to adjust or withdraw the quarterly dividend in future periods as it reviews the Company’s capital allocation strategy from time-to-time.  In addition, on August 8, 2023, the Board approved an amendment to extend the expiration date of the Company’s current stock repurchase program that was set to expire on December 29, 2023 to December 29, 2024. The stock repurchase program was originally approved on December 29, 2022 and authorized the repurchase of up to $50 million of the Company’s common stock.

Q2 2023 Business Highlights:

•      In May, we completed a multi-year license agreement renewal with Marelli Corporation (formerly Calsonic Kansei Corporation), a manufacturer and developer of automotive solutions.

•      In May, Sensel Inc., a manufacturer and developer of trackpad solutions, signed a multi-year patent license agreement.

About Immersion

Immersion Corporation (NASDAQ: IMMR) is a leading innovator of touch feedback technology, also known as haptics. The company invents, accelerates, and scales haptic experiences by providing technology solutions for mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users' sense of touch. Learn more at www.immersion.com.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net income, Non-GAAP operating expenses and Non-GAAP net income per diluted share because it is useful in understanding the company’s performance as it excludes certain non-cash expenses like stock-based compensation expense and other special charges, depreciation and restructuring costs, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward-looking statements include any expectations, projections, or other characterizations of future events, or circumstances, including but not limited to statements about the Company’s focus on protecting its intellectual property, either through the execution of new or renewal license agreements or by proactive enforcement continuing to pursue thoughtful capital allocation to increase long-term shareholder value, and the timing of any dividend payments.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the inability to predict the outcome of any litigation, the costs associated with any litigation and the risks related to our business, both direct and indirect, of initiating litigation, unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate; delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; the inability of Immersion to renew existing licensing arrangements, or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights and other factors. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2022 and in its most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and Immersion does not intend to update these forward-looking statements after the date of this press release, except as required by law.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners. The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

Immersion Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2023	December 31, 2022
	Unaudited	(1)
ASSETS
Cash and cash equivalents	$25,820	$48,820
Investments - current	131,718	100,918
Accounts and other receivables	2,343	1,235
Prepaid expenses and other current assets	8,135	9,347
Total current assets	168,016	160,320
Property and equipment, net	252	293
Investments - noncurrent	20,249	17,040
Long-term deposits	6,304	4,324
Deferred tax assets	7,217	7,217
Other assets	455	916
TOTAL ASSETS	$202,493	$190,110
LIABILITIES
Accounts payable	$54	$86
Accrued compensation	1,306	2,029
Deferred revenue - current	4,766	4,766
Other current liabilities	15,734	12,465
Total current liabilities	21,860	19,346
Deferred revenue - noncurrent	10,250	12,629
Other long-term liabilities	347	435
Total liabilities	32,457	32,410
STOCKHOLDERS’ EQUITY	170,036	157,700
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$202,493	$190,110
(1) Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Royalty and license	$6,918	$7,918	$13,927	$15,148
Development, services, and other	65	65	130	143
Total revenues	6,983	7,983	14,057	15,291
Operating expenses:
Sales and marketing	398	218	494	704
Research and development	99	355	229	868
General and administrative	3,373	3,304	6,962	6,010
Total operating expenses	3,870	3,877	7,685	7,582
Operating income	3,113	4,106	6,372	7,709
Interest and other income (loss), net	6,759	(6,099)	13,285	(4,065)
Income (loss) before benefit from (provision for) income taxes	9,872	(1,993)	19,657	3,644
Benefit (provision for) income taxes	(2,844)	174	(4,351)	(387)
Net income (loss)	$7,028	$(1,819)	$15,306	$3,257
Basic net income (loss) per share	$0.22	$(0.05)	$0.47	$0.10
Shares used in calculating basic net income (loss) per share	32,583	33,616	32,474	33,638
Diluted net income (loss) per share	$0.21	$(0.05)	$0.47	$0.10
Shares used in calculating diluted net income (loss) per share	32,810	33,616	32,839	33,955

Immersion Corporation

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP net income (loss)	$7,028	$(1,819)	$15,306	$3,257
Add: Provision for (benefit from) income taxes	2,844	(174)	—	387
Less: Non-GAAP provision for income taxes	(2,172)	(52)	—	(83)
Add: Stock-based compensation	760	791	1,707	1,932
Add: Restructuring expense	125	—	312	—
Add: Depreciation and amortization of property and equipment	21	33	42	68
Other nonrecurring charges	481	155	560	248
Non-GAAP net income (loss)	$9,087	$(1,066)	$17,927	$5,809
Non-GAAP net income (loss) per diluted share	$0.28	$(0.03)	$0.55	$0.17
Shares used in calculating Non-GAAP net income (loss) per diluted share	32,810	33,616	32,839	33,955

Immersion Corporation

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP operating expenses	$3,870	$3,877	$7,685	$7,582
Adjustments to GAAP operating expenses:
Stock-based compensation expense - S&M	(97)	99	2	2
Stock-based compensation expense - R&D	(1)	23	73	(81)
Stock-based compensation expense - G&A	(662)	(913)	(1,782)	(1,853)
Restructuring expense	(125)	—	(312)	—
Depreciation and amortization expense of property and equipment	(21)	(33)	(42)	(68)
Other nonrecurring charges	(481)	(155)	(560)	(248)
Non-GAAP operating expenses	$2,483	$2,898	$5,064	$5,334

Investor Contact:

J. Michael Dodson

Immersion Corporation

408-350-8756 extension 5111

mdodson@immersion.com